One Commerce Square Memphis, TN 38150
NEWS RELEASE
FOR IMMEDIATE RELEASE Media Contact: John Good 901.543.5901

NATIONAL COMMERCE FINANCIAL CORPORATION ANNOUNCES
AGREEMENT IN PRINCIPLE TO SETTLE STOCKHOLDER LITIGATION

MEMPHIS, TN (August 24, 2004) – National Commerce Financial Corporation (NYSE: NCF) has agreed in principle to settle the previously disclosed purported shareholder class action lawsuits pending against NCF challenging the proposed merger between NCF and SunTrust Banks, Inc. (NYSE: STI)

"We have agreed to the settlement of the class action litigation pending against us to eliminate the burden and expense of further litigation," said William R. Reed, Jr., president and chief executive officer of NCF.

In the settlement, SunTrust will agree to waive its right to receive any portion of the termination fee payable under the merger agreement in excess of $204,000,000. In addition, NCF has agreed to publicly announce additional information regarding the merger in a Form 8-K to be filed with the SEC.

Under the terms of the settlement, all claims relating to the merger agreement, the proposed merger and disclosures related thereto will be dismissed and released on behalf of the settlement class. The settlement is subject to approval by the court in which the consolidated actions are pending. Upon approval of the proposed settlement by the court, plaintiff's attorneys are expected to apply for an award of attorneys' fees and expenses.

"We are pleased to put this matter behind us," said Mr. Reed. "We can focus on our shareholder meeting to be held on September 15, 2004 and then to the completion of what we expect will be a highly successful merger of two great financial services companies."

ABOUT NATIONAL COMMERCE FINANCIAL

National Commerce Financial Corporation, headquartered in Memphis, Tennessee, is a sales and marketing organization that delivers select financial and consulting services through a national network of banking and non-banking affiliates. With $23 billion in assets, NCF operates almost 500 branches in 14 of the nation's fastest growing metropolitan areas throughout the southeast.

ABOUT SUNTRUST

SunTrust Banks, Inc., headquartered in Atlanta, Georgia, is one of the nation's largest commercial banking organizations. As of June 30, 2004 SunTrust had total assets of $128.1 billion and total deposits of $85.5 billion. The company operates through an extensive distribution network primarily in Florida, Georgia, Maryland, Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is www.suntrust.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between SunTrust Banks, Inc. ("SunTrust") and National Commerce Financial Corporation ("NCF"), including future financial and operating results, SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of SunTrust's and NCF's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the approval of the proposed settlement described herein by the courts in which the actions are pending; the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of SunTrust and NCF stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause SunTrust's and NCF's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Form 10-K of SunTrust and NCF, and in the Quarterly Reports on Form 10-Q of SunTrust and NCF filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the filing, and neither SunTrust nor NCF assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, which was first mailed to shareholders of SunTrust and NCF on or about August 6, 2004, because it contains important information. Shareholders are also able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about SunTrust and NCF, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to SunTrust Banks, Inc., 303 Peachtree St., N.E., Atlanta, Georgia 30308; Attention: Investor Relations; or National Commerce Financial Corporation, One Commerce Square, Memphis, Tennessee, 38159; Attention: Investor Relations.

The respective directors and executive officers of SunTrust and NCF and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding SunTrust's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by SunTrust on March 2, 2004, and information regarding NCF's directors and executive officers is available in the proxy statement filed with the Securities and Exchange Commission by NCF on March 17, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.